Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and explanatory notes show the historical financial positions and results of operations of First Midwest Bancorp, Inc. (“First Midwest”) and Standard Bancshares, Inc. (“Standard”), and have been prepared to illustrate the effects of the merger involving First Midwest and Standard under the acquisition method of accounting with First Midwest treated as the acquirer. Under the acquisition method of accounting, the assets and liabilities of Standard, as of the effective date of the merger, are recorded by First Midwest at their respective fair values along with identifiable intangible assets and the excess of the merger consideration over the fair value of Standard’s net assets is allocated to goodwill.

On January 6, 2017, Benjamin Acquisition Corporation, a wholly owned subsidiary of First Midwest, merged with and into Standard, with Standard as the surviving entity, pursuant to the Agreement and Plan of Merger (the “merger agreement”), dated June 28, 2016, by and among First Midwest, Standard and Benjamin Acquisition Corporation.  Pursuant to the terms of the merger agreement, on January 6, 2017, each outstanding share of Standard voting common stock, par value $0.01 per share, and Standard non-voting common stock, par value $0.01 per share (collectively, the “Standard common stock”), was cancelled and converted into the right to receive 0.435 of a share of First Midwest common stock, par value $0.01 per share. On January 9, 2017, Standard merged with and into First Midwest, with First Midwest as the surviving entity.

The unaudited pro forma condensed combined income statements for the fiscal year ended December 31, 2015 and the nine months ended September 30, 2016 are presented as if the merger had occurred on January 1, 2015, the first day of the First Midwest 2015 fiscal year. The unaudited pro forma condensed combined balance sheet as of September 30, 2016 is presented as if the merger with Standard had occurred on September 30, 2016. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors.

As explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded in First Midwest’s financial statements that reflect the completion of the merger. Adjustments may include, but not be limited to, changes in (i) Standard’s balance sheet through the effective time of the merger; (ii) total merger-related expenses if completion and/or implementation costs vary from currently estimated amounts; and (iii) the underlying values of assets and liabilities if market conditions differ from current assumptions.

The unaudited pro forma condensed combined financial information is provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial information and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with:

•                  The accompanying notes to the unaudited pro forma condensed combined financial information;

•                  First Midwest’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2015, included in First Midwest’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2016;

•                  Standard’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2015, included in the Registration Statement on Form S-4 (File No. 333-

213532) filed by First Midwest with the SEC on September 8, 2016, as amended on October 18, 2016 and October 25, 2016,and by the post-effective amendment filed on October 27, 2016;

•                  First Midwest’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2016 included in First Midwest’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed with the SEC on November 4, 2016; and

•                  Standard’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2016, filed as Exhibit 99.2 to the Current Report on Form 8-K with which this unaudited pro forma condensed combined financial information is filed as an exhibit.

First Midwest Bancorp, Inc.
Pro Forma Condensed Combined Balance Sheet
(Amounts in thousands)
(Unaudited)

	As of September 30, 2016
	First Midwest Bancorp, Inc.	Standard Bancshares, Inc.	Pro Forma Adjustments		Pro Forma Consolidated
Assets
Cash and cash equivalents	$501,691	$217,071	$(47,125)	(A)	$671,637
Securities	2,002,718	219,157	—		2,221,875
Loans	8,171,782	1,816,634	(59,557)	(B)	9,928,859
Allowance for loan losses	(85,308)	(19,508)	19,508	(C)	(85,308)
Other real estate owned	28,049	13,727	(2,900)	(D)	38,876
Goodwill	340,757	—	328,904	(E)	669,661
All other intangible assets	27,204	362	25,593	(F)	53,159
Premises, furniture, and equipment, net	82,443	58,245	(300)	(G)	140,388
Accrued interest receivable and other assets	508,861	111,714	8,294	(H)	628,869
Total assets	$11,578,197	$2,417,402	$272,417		$14,268,016

Liabilities and Stockholders’ Equity
Demand and interest-bearing demand deposits	$7,872,364	$1,735,913	$—		$9,608,277
Time deposits	1,233,740	397,754	—		1,631,494
Total deposits	9,106,104	2,133,667	—		11,239,771
Borrowed funds	639,539	—	—		639,539
Senior and subordinated debt	309,444	—	—		309,444
Accrued interest payable and other liabilities	253,846	28,486	(5,924)	(I)	276,408
Total liabilities	10,308,933	2,162,153	(5,924)		12,465,162
Common stock	913	486	(276)	(J)	1,123
Additional paid-in capital	496,918	177,530	355,850	(J)	1,030,298
Retained earnings	1,003,271	77,170	(77,170)	(J)	1,003,271
Accumulated other comprehensive (loss) income, net of tax	(13,402)	1,189	(1,189)	(J)	(13,402)
Treasury stock, at cost	(218,436)	(1,126)	1,126	(J)	(218,436)
Total stockholders’ equity	1,269,264	255,249	278,341		1,802,854
Total liabilities and stockholders’ equity	$11,578,197	$2,417,402	$272,417		$14,268,016

First Midwest Bancorp, Inc.
Pro Forma Condensed Combined Income Statement
(Amounts in thousands, except per share data)
(Unaudited)

	Nine Months Ended September 30, 2016
	First Midwest Bancorp, Inc.	Standard Bancshares, Inc.	Pro Forma Adjustments		Pro Forma Consolidated
Interest Income
Loans	$252,486	$60,148	$2,592	(K)	$315,226
Investment securities	27,550	2,298	—		29,848
Other short-term investments	1,968	860	—		2,828
Total interest income	282,004	63,306	2,592		347,902
Interest Expense
Deposits	7,387	3,297	—		10,684
Borrowed funds	4,597	42	—		4,639
Senior and subordinated debt	8,353	—	—		8,353
Total interest expense	20,337	3,339	—		23,676
Net interest income	261,667	59,967	2,592		324,226
Provision for loan losses	25,676	5,050	—		30,726
Net interest income after provision for loan losses	235,991	54,917	2,592		293,500
Noninterest Income
Service charges on deposit accounts	30,350	3,628	—		33,978
Wealth management fees	24,696	1,741	—		26,437
Card-based fees	21,642	2,194	—		23,836
Merchant servicing fees	9,517	—	—		9,517
Mortgage banking income	6,625	3,306	—		9,931
Other service charges, commissions, and fees	15,164	3,899	—		19,063
BOLI income	2,676	1,230	—		3,906
Other income	7,834	2,473	—		10,307
Net securities gains	1,097	—	—		1,097
Total noninterest income	119,601	18,471	—		138,072
Noninterest Expense
Salaries and wages	112,084	23,405	—		135,489
Retirement and other employee benefits	25,149	5,009	—		30,158
Net occupancy and equipment expense	30,380	8,608	—		38,988
Professional services	17,984	3,956	—		21,940
Technology and related costs	11,251	2,284	—		13,535
Merchant card expense	8,179	—	—		8,179
Advertising and promotions	5,457	856	—		6,313
FDIC premiums	4,803	1,494	—		6,297
Net OREO expense	2,099	538	—		2,637
Cardholder expense	4,386	1,027	—		5,413
Other expenses	18,249	6,266	1,919	(L)	26,434
Acquisition and integration related expenses	6,810	—	—		6,810
Total noninterest expense	246,831	53,443	1,919		302,193
Income before income tax expense	108,761	19,945	673		129,379
Income tax expense	37,130	7,377	236		44,743
Net Income	$71,631	$12,568	$437		$84,636

Earnings Per Share
Basic	$0.89	$0.26			$0.83
Diluted	0.89	0.25			0.83

Weighted-Average Shares Outstanding
Basic	79,589	48,416	21,057	(M)	100,646
Diluted	79,602	49,322	21,057	(M)	100,659

First Midwest Bancorp, Inc.
Pro Forma Condensed Combined Income Statement
(Amounts in thousands, except per share data)
(Unaudited)

	Year Ended December 31, 2015
	First Midwest Bancorp, Inc.	Standard Bancshares, Inc.	Pro Forma Adjustments		Pro Forma Consolidated
Interest Income
Loans	$300,303	$80,186	$4,320	(K)	$384,809
Investment securities	31,943	2,560	—		34,503
Other short-term investments	3,738	602	—		4,340
Total interest income	335,984	83,348	4,320		423,652
Interest Expense
Deposits	9,527	4,166	—		13,693
Borrowed funds	2,314	87	—		2,401
Senior and subordinated debt	12,545	—	—		12,545
Total interest expense	24,386	4,253	—		28,639
Net interest income	311,598	79,095	4,320		395,013
Provision for loan losses	21,152	4,600	—		25,752
Net interest income after provision for loan losses	290,446	74,495	4,320		369,261
Noninterest Income
Service charges on deposit accounts	39,979	4,216	—		44,195
Wealth management fees	29,162	2,437	—		31,599
Card-based fees	26,984	2,968	—		29,952
Merchant servicing fees	11,739	—	—		11,739
Mortgage banking income	5,741	4,407	—		10,148
Other service charges, commissions, and fees	13,654	6,444	—		20,098
BOLI income	4,185	1,471	—		5,656
Other income	2,764	3,983	—		6,747
Net securities gains	2,373	—	—		2,373
Total noninterest income	136,581	25,926	—		162,507
Noninterest Expense
Salaries and wages	133,739	31,619	—		165,358
Retirement and other employee benefits	31,852	6,405	—		38,257
Net occupancy and equipment expense	38,720	11,708	—		50,428
Professional services	22,720	1,933	—		24,653
Technology and related costs	14,581	2,775	—		17,356
Merchant card expense	9,886	—	—		9,886
Advertising and promotions	7,606	1,020	—		8,626
FDIC premiums	6,017	1,982	—		7,999
Net OREO expense	5,281	827	—		6,108
Cardholder expense	5,243	1,335	—		6,578
Other expenses	21,601	8,900	2,559	(L)	33,060
Property valuation adjustments	8,581	—	—		8,581
Acquisition and integration related expenses	1,389	—	—		1,389
Total noninterest expense	307,216	68,504	2,559		378,279
Income before income tax expense	119,811	31,917	1,761		153,489
Income tax expense	37,747	11,463	616		49,826
Net Income	$82,064	$20,454	$1,145		$103,663

Earnings Per Share
Basic	$1.05	$0.42			$1.05
Diluted	1.05	0.42			1.05

Weighted-Average Shares Outstanding
Basic	77,059	48,482	21,057	(M)	98,116
Diluted	77,072	48,482	21,057	(M)	98,129

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1—Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared under the acquisition method of accounting for business combinations. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2015 and nine months ended September 30, 2016 are presented as if the acquisition occurred on January 1, 2015. The unaudited pro forma condensed combined balance sheet as of September 30, 2016 is presented as if the acquisition occurred as of that date. This information is not intended to reflect the actual results that would have been achieved had the acquisition actually occurred on those dates. The pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented in this document.

Note 2—Purchase Price

On January 6, 2017, First Midwest completed the acquisition of Standard. Pursuant to the terms of the merger agreement, on that date, each outstanding share of Standard common stock was cancelled and converted into the right to receive 0.435 of a share of First Midwest common stock. Based on the closing trading price of shares of First Midwest common stock on the NASDAQ on January 6, 2017, of $25.34, the value of the merger consideration per share of Standard common stock was $11.02. Each outstanding Standard stock settled right was redeemed for cash, and each outstanding Standard stock option and each share of Standard phantom stock was cancelled and terminated in exchange for the right to receive cash, in each case, pursuant to the terms of the merger agreement.

Note 3—Allocation of Purchase Price

Under the acquisition method of accounting, Standard’s assets acquired and liabilities assumed and any identifiable intangible assets are required to be adjusted to their estimated fair values at the acquisition date. The excess of the purchase price over the fair value of the net assets acquired, net of deferred taxes, is allocated to goodwill. Estimated fair value adjustments included in the pro forma financial statements are based upon available information, and certain assumptions considered reasonable, and may be revised as additional information becomes available. The following are the pro forma adjustments made to record the acquisition and to adjust Standard’s assets and liabilities to their estimated fair values at September 30, 2016.

(Unaudited—dollars in thousands)
Purchase Price of Standard Bancshares, Inc.:
First Midwest common stock paid at market value of $25.34 as of January 6, 2017	$533,590
Cash to be paid for Standard stock options, Standard phantom stock and Standard stock settled rights	47,125
Purchase price of Standard Bancshares, Inc.	$580,715
Historical net assets of Standard as of September 30, 2016	$255,249
Fair value adjustments as of September 30, 2016:
Loans	$(59,557)
Allowance for loan losses	19,508
Other real estate owned	(2,900)
Goodwill	328,904
All other intangible assets	25,593
Premises, furniture, and equipment	(300)
Deferred taxes on purchase accounting adjustments	8,294
Accrued expenses and other liabilities	5,924
Purchase Price	$580,715

The following pro forma adjustments are reflected in the unaudited pro forma condensed combined financial information:

(A)       Cash paid for Standard stock options and Standard phantom stock and to redeem Standard stock settled rights.

(B)       Fair value adjustment on loans of $59.6 million, which includes $9.6 million to be accreted into interest income on a level-yield basis over the weighted average life of approximately 3 years of the respective loans. The interest rate fair value adjustment was determined based on the present value of estimated future cash flows of the loans to be acquired, discounted using a weighted average market rate. The credit fair value adjustment was determined based on assigned risk ratings and the present value of estimated expected cash flows (including the estimated fair value of loan collateral).

(C)       Elimination of Standard’s allowance for loan losses.

(D)       Fair value adjustment on other real estate owned.

(E)        Estimate of goodwill that will be recognized as part of the transaction. See the allocation of purchase price in Note 3 for calculation.

(F)         Adjustments to other intangible assets to eliminate Standard’s other intangible assets of $362,000 and record estimate of core deposit intangible asset that will be recognized as part of the purchase accounting transaction. The core deposit intangible is assumed to be amortized straight-line over 10 years.

(G)       Fair value adjustment on premises, furniture, and equipment.

(H)      Net deferred tax asset related to the loan, allowance for loan losses, other real estate owned, core deposit intangible and premises, furniture, and equipment fair value adjustments using a tax rate of 35%.

(I)           Elimination of Standard’s remaining deferred gain associated with a sale leaseback transaction previously completed.

(J)           Elimination of Standard’s shareholders’ equity and the issuance of First Midwest shares in the merger. Standard shareholders received 0.435 of a share of First Midwest common stock for each share of Standard common stock held by them. The fair value of First Midwest common stock was based on the January 6, 2017 closing price of $25.34 per share.

(K)       Accretion estimate of interest income portion of the fair value adjustment on loans.  No estimate of accretion on the credit fair value adjustment was assumed for pro forma purposes.

(L)        Amortization estimate of core deposit intangible fair value adjustment.

(M)    Shares of First Midwest common stock assumed to be issued by First Midwest in the merger.

Note 4—Estimated Acquisition and Integration Related Expenses

The table below reflects First Midwest’s current estimate of the aggregate acquisition and integration related expenses of $28.5 million (net of $14.0 million of taxes, computed using a 35% tax rate) expected to be incurred by First Midwest and Standard in connection with the merger.These expenses are excluded from the pro forma financial statements. The current estimates of these expenses are as follows:

(Unaudited—dollars in thousands)	First Midwest	Standard	Total
Change of control, severance and retention plan payments	$6,708	$1,945	$8,653
Professional fees(1)	9,047	10,211	19,258
Data processing, termination and conversion	6,184	120	6,304
Other expense	5,016	3,206	8,222
Pre-tax acquisition and integration related expenses	26,955	15,482	42,437
Income tax benefit	(8,869)	(5,093)	(13,962)
Total acquisition and integration related expenses	$18,086	$10,389	$28,475

(1) A portion of this amount is not tax deductible.

The type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs.